                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT



Archetype, Inc., a Delaware corporation

Bitstream World Trade, Inc., a Delaware corporation

Bitstream, B.V., a Dutch corporation

Bitstream S.A.R.L., a French corporation

Bitstream B.V. France, a French corporation

Mainstream Software Solutions Ltd., an English corporation

Myfonts.com, Inc., a Delaware corporation

Pageflex Inc., a Delaware corporation

Type Solutions, Inc., a New Hampshire corporation